Exhibit 10.66

AMENDMENT TO

CINERGY CORP. EXCESS PROFIT SHARING PLAN

The Cinergy Corp. Excess Profit Sharing Plan (the “Plan”) is amended, effective as of December 19, 2006, as follows:

1.	Section 4.2 of the Plan is hereby amended by adding the following new paragraph (d) at the end thereof:
“(d)	Notwithstanding anything contained herein to the contrary, each phantom unit of Duke Energy Corporation common stock (held in the account formerly known as the Cinergy Corp. Common Stock Fund, which has been renamed the Duke Energy Common Stock Fund) credited to a Participant’s Account on the Distribution Date shall be converted, as of the Distribution Date, into phantom units of Spectra Energy Corp common stock and phantom units of Duke Energy Corporation common stock and reallocated as follows:
(1)	The number of phantom units of Spectra Energy Corp common stock shall be equal to the number of shares of Spectra Energy Corp common stock to which the Participant would have been entitled on the Distribution had the phantom units of Duke Energy Corporation common stock represented actual shares of Duke Energy Corporation common stock as of the Record Date, the resulting number of phantom units of Spectra Energy Corp common stock being rounded down to the nearest whole unit.
(2)	The resulting number of phantom units of Spectra Energy Corp common stock shall automatically be transferred from the Duke Energy Corporation Common Stock Fund and credited to a separate Investment Option that corresponds to the performance of Spectra Energy Corp common stock (the “Spectra Investment Option”), effective as of the Distribution Date.
(3)	A Participant may elect, pursuant to rules and procedures prescribed by the Committee, to reallocate amounts deemed invested in the Spectra Investment Option into any other open Investment Option. The Spectra Investment Option shall be closed to additional deferrals and to transfers from any other Investment Option.
(4)	Capitalized terms used in this Section 4.2(d) that are not defined in this Plan shall have the meaning set forth in the Employee Matters Agreement by and between Duke Energy Corporation and Spectra Energy Corp.”
2.	Except as explicitly set forth herein, the Plan will remain in full force and effect.

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed and approved effective as of the date set forth herein.

By:	/S/ CHRISTOPHER C. ROLFE
Christopher C. Rolfe
Group Executive and Chief
Administrative Officer

Date: 12/19/06